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                                                                    EXHIBIT 99.2

(OSI LOGO)

                                                 NEWS RELEASE

Contact:   (OSI) Prosidion
           Anker Lundemose
           CEO Prosidion Limited
           +44 1865 782 600

     (OSI) PROSIDION GRANTS LICENSE UNDER DIPEPTIDYL PEPTIDASE IV METHOD OF
                                   USE PATENTS

           OXFORD, UK, - MAY 12TH, 2005 - (OSI) Prosidion, the diabetes and obesity business unit of US-based OSI Pharmaceuticals, Inc. (NASDAQ: OSIP), announced today that it has entered into a worldwide non-exclusive license agreement under its dipeptidyl peptidase IV (DPIV) patent portfolio covering the use of DPIV inhibitors for the treatment of type 2 diabetes and related indications. The license, granted to a major pharmaceutical company, includes undisclosed upfront, milestone and royalty payments.

           (OSI) Prosidion acquired its DPIV technology platform from Probiodrug AG in June 2004. In addition to a Phase II compound, PSN9301, the platform comprises a portfolio of DPIV medical use patents, the subject of the license. These include issued patents and pending patent applications corresponding to US 6,303,661, WO 99/38501 and WO 01/72290, with claims covering DPIV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetes drugs such as metformin. A number of non-exclusive licenses to the patent estate have now been granted and (OSI) Prosidion expects to grant additional non-exclusive licenses in the future.

           "Inhibition of DPIV represents one of the most promising new strategies for the treatment of type 2 diabetes and this license represents a further validation of the value of the DPIV assets acquired by (OSI) Prosidion last year." stated Anker Lundemose, M.D., Ph.D., Chief Executive Officer of Prosidion Limited. "Pursuing additional license grants under this patent portfolio in return for near-term revenues and potential royalties is an ongoing component of Prosidion's business strategy."

ABOUT (OSI) PROSIDION

(OSI) Prosidion is the diabetes and obesity business team within OSI Pharmaceuticals, Inc. (NASDAQ:OSIP) dedicated to the discovery and development of novel drugs for the treatment of type 2 diabetes and obesity. (OSI) Prosidion's lead compound PSN9301 is a Dipeptidyl Peptidase IV (DPIV) inhibitor currently in Phase II clinical trials. Other products targeting glycogen phosphorylase inhibition and glucokinase activation are scheduled to enter Phase I clinical trials in 2005. (OSI) Prosidion owns or has licensing rights to a portfolio of DPIV medical use patents with claims covering DP-IV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetes drugs such as metformin. A number
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of non-exclusive licenses to the patent estate have been granted to major pharmaceutical companies. (OSI) Prosidion operates through OSI's wholly-owned subsidiary, Prosidion Limited, in Oxford, UK.

ABOUT (OSI) PHARMACEUTICALS

OSI Pharmaceuticals is committed to delivering novel medicines that change patients' lives by discovering, developing and commercializing high-quality and novel pharmaceutical products that extend life or improve the quality of life for cancer and diabetes patients worldwide. The company operates through two business teams, (OSI) Oncology and (OSI) Prosidion. (OSI) Oncology is focused on developing molecular targeted therapies designed to change the paradigm of cancer care. (OSI) Prosidion is committed to the generation of novel, targeted therapies for the treatment of type II diabetes and obesity. OSI's flagship product, Tarceva(TM) (erlotinib), is the first drug discovered and developed by OSI to obtain FDA approval and the only EGFR inhibitor to have demonstrated the ability to improve survival in non-small cell lung cancer and pancreatic cancer. OSI markets Tarceva(TM) through partnerships with Genentech Inc. in the U.S. and with Roche throughout the rest of the world.

This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the completion of clinical trials, the FDA review process and other governmental regulation, Prosidion's and OSI's and their collaborators' abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products and other factors described in OSI Pharmaceuticals' filings with the Securities and Exchange Commission. PSN9301, PSN105, PSN357 and PSN010 are investigational compounds and have not yet been approved as safe or efficacious in humans for their ultimate intended use.